Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-204238) and related prospectus of The New Home Company Inc. and
(2) Registration Statement (Form S-8 No. 333-193753) pertaining to the 2014 Long-Term Incentive Plan of The New Home Company Inc.;
of our report dated February 26, 2016, with respect to the consolidated financial statements of The New Home Company Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
February 26, 2016